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                                                                     EXHIBIT 5.1


                                January 30, 1998

Dr. Steven Gillis
Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, Washington  98104

         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Corixa Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission on or about January 30, 1998 in connection with the registration under the Securities Act of 1933, as amended, of a total of 9,835,982 shares (the "Shares") of the Company's Common Stock, $0.001 par value, reserved for issuance under the Company's 1997 Employee Stock Purchase Plan, the Amended and Restated 1994 Stock Option Plan and the 1997 Directors' Stock Option Plan (collectively, the "Plans"). As the Company's counsel in connection with this transaction, we have examined the actions taken and are familiar with the actions proposed to be taken by the Company in connection with the sale and issuance of the foregoing Shares under the Plans.

         It is our opinion that upon completion of the actions being taken or contemplated by us, as the Company's counsel, to be taken by the Company prior to the issuance of the Shares, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

                                         Very truly yours,

                                         VENTURE LAW GROUP
                                         A Professional Corporation

                                         /s/ Venture Law Group